UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2011

Smartmetric, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-118801	05-0543557
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1150 Kane Concourse, Suite 400 Bay Harbor Islands, FL 33154
(Address of principal executive offices) (zip code)

(305) 495-7190
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 29, 2011, Smartmetric, Inc. (the “Company”) filed a complaint in the United States District Court, Central District of California (the “Court”), against MasterCard, Inc. (“MasterCard”) and Visa, Inc. (“Visa” and collectively with MasterCard, the “Defendants”), alleging patent infringement on the Company’s patent, U.S. Patent 6,792,464 (the “’464 Patent”).  The Company is seeking the following relief from the Court against MasterCard and Visa:

a)	For an order pursuant to 35 U.S.C. section 271 declaring that both MasterCard and Visa have infringed one or more claims of the ‘464 Patent;
b)	A preliminary and permanent injunction against both MasterCard and Visa prohibiting each of them from further infringement of the ‘464 Patent;
c)
An award of actual damages the Company has suffered by reason of the infringement charged in the complaint in an amount not less than a reasonable royalty on both MasterCard’s and Visa’s infringement of the ‘464 Patent;

d)	An award to the Company of its costs; and
e)	Such other relief as the Court may deem just and proper.

A copy of the complaint filed in the Court on August 29, 2011 is attached hereto as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

99.1	Complaint for Infringement of U.S. Patent 6,792,464 filed in the United States District Court, Central District of California, dated August 29, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTMETRIC, INC.

Dated: September 6, 2011	By:	/s/ C Hendrick
Name: C Hendrick
Title: Chief Executive Officer

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